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                                                                    Exhibit 99.1



United States Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  50249



     Re:    Medwave, Inc.
            File No. 0-26192
            Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Ladies and Gentleman:



         In connection with the Annual Report of Medwave Inc. (the "Company") on Form 10-K for the fiscal year ended April 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Timothy O'Malley, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

               This certification is provided solely pursuant to 18 U.S.C.
               Section 1350 and shall not be deemed to be a part of the Report or "filed" for any other purpose whatsoever.


Date:    July 25, 2003                   Medwave, Inc.


                                           By:  /s/ Timothy J. O'Malley
                                               ---------------------------------
                                               Timothy J. O'Malley
                                               President and Chief Executive
                                               Officer (Principal Executive
                                               Officer and Principal Financial
                                               Officer)